Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2021 Financial Results
Atlanta - February 17, 2022 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2021.
•Net loss per common share of $0.23 compared to net income per common share of $0.17 in Q3 2021
•Earnings available for distribution per common share(1) of $0.10, unchanged from Q3 2021
•Common stock dividend of $0.09 per common share, unchanged from Q3 2021
•Book value per common share(2) of $2.91 compared to $3.25 at Q3 2021
•Economic return(3) of (7.7)% compared to 4.0% in Q3 2021

Update from John Anzalone, Chief Executive Officer

“We are pleased to announce earnings available for distribution of $0.10 per common share for the fourth quarter of 2021. Earnings available for distribution continued to be supported by a strong dollar roll market for our Agency to-be-announced securities forward contracts (“TBAs”), slow prepayment speeds on our specified pool collateral and attractive yields on new investments. At quarter-end, substantially all of our $7.8 billion investment portfolio was invested in Agency residential mortgage-backed securities (“Agency RMBS”), and we continue to maintain a sizeable balance of unrestricted cash and unencumbered investments totaling $871.2 million.

“Agency RMBS performed poorly in the fourth quarter, completing a difficult year in which returns for the asset class ranked among the worst in the last ten years. The Federal Reserve's pivot in November towards a faster removal of monetary policy accommodation signaled a more rapid reduction of asset purchases by the central bank, worsening an already challenging picture for supply and demand in 2022. Heightened interest rate volatility, spurred by increased expectations of interest rate hikes by the Federal Reserve, and lower premiums on specified pool collateral also contributed to underperformance.

“While the recent widening of spreads, moderating prepayment speeds and the continued attractiveness in the dollar roll market support earnings available for distribution, we remain cautious on the outlook for Agency RMBS valuations. Increased expectations for accelerated interest rate hikes and balance sheet reduction by the Federal Reserve during 2022 further challenged Agency RMBS valuations at the start of the year. We continue to evaluate additional investment opportunities to complement our Agency RMBS strategy by expanding our target assets and portfolio diversification.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
(2) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million), divided by total common shares outstanding.
(3) Economic return for the quarter ended December 31, 2021 is defined as the change in book value per common share from September 30, 2021 to December 31, 2021 of $(0.34); plus dividends declared of $0.09 per common share; divided by the September 30, 2021 book value per common share of $3.25. Economic return for quarter ended September 30, 2021 is defined as the change in book value per common share from June 30, 2021 to September 30, 2021 of $0.04; plus dividends declared of $0.09 per common share; divided by the June 30, 2021 book value per common share of $3.21.

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Key performance indicators for the quarters ended December 31, 2021 and September 30, 2021 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘21	Q3 ‘21	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$8,371.3	$8,713.5	($342.2)
Average borrowings	$7,441.5	$7,846.2	($404.7)
Average stockholders' equity (1)	$1,306.4	$1,304.8	$1.6

U.S. GAAP Financial Measures
Total interest income	$42.9	$43.2	($0.3)
Total interest expense	($3.2)	($3.3)	$0.1
Net interest income	$46.0	$46.5	($0.5)
Total expenses	$7.2	$7.6	($0.4)
Net income (loss) attributable to common stockholders	($73.0)	$49.3	($122.3)

Average earning asset yields	2.05%	1.98%	0.07%
Average cost of funds	(0.17%)	(0.17%)	0.00%
Average net interest rate margin	2.22%	2.15%	0.07%

Period-end weighted average asset yields (2)	2.16%	2.19%	(0.03%)
Period-end weighted average cost of funds	0.14%	0.12%	0.02%
Period-end weighted average net interest rate margin	2.02%	2.07%	(0.05%)

Book value per common share (3)	$2.91	$3.25	($0.34)
Earnings (loss) per common share (basic)	($0.23)	$0.17	($0.40)
Earnings (loss) per common share (diluted)	($0.23)	$0.17	($0.40)
Debt-to-equity ratio	5.0	x	5.4	x	(0.4	x)

Non-GAAP Financial Measures (4)
Earnings available for distribution	$33.2	$30.4	$2.8
Effective interest income	$42.9	$43.2	($0.3)
Effective interest expense	$4.9	$6.5	($1.6)
Effective net interest income	$37.9	$36.7	$1.2

Effective yield	2.05%	1.98%	0.07%
Effective cost of funds	0.26%	0.33%	(0.07%)
Effective interest rate margin	1.79%	1.65%	0.14%

Earnings available for distribution per common share	$0.10	$0.10	$0.00
Economic debt-to-equity ratio	6.2	x	6.5	x	(0.3	x)
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Financial Summary
Net loss attributable to common stockholders for the fourth quarter of 2021 was $73.0 million compared to net income attributable to common stockholders of $49.3 million for the third quarter of 2021. The change in net income (loss) attributable to common stockholders was primarily driven by a $90.4 million net loss on investments in the fourth quarter of 2021 compared to a $16.8 million net loss on investments in the third quarter of 2021 and a $13.3 million net loss on derivatives in the fourth quarter of 2021 compared to a $35.3 million net gain on derivatives in the third quarter of 2021. The Company earned $46.0 million of net interest income in the fourth quarter of 2021 compared to $46.5 million in the third quarter of 2021.
Earnings available for distribution increased to $33.2 million for the fourth quarter of 2021 compared to $30.4 million for the third quarter of 2021 primarily due to a $1.2 million increase in TBA dollar roll income and a $1.2 million increase in effective net interest income.
Book value per common share for the fourth quarter of 2021 decreased 10.5% to $2.91 compared to $3.25 in the third quarter of 2021 primarily due to a decline in valuations on the Company's Agency RMBS assets. Valuations on lower coupon 30 year Agency RMBS holdings declined due to the reduction in monthly net asset purchases by the Federal Reserve during the fourth quarter of 2021 and the decision at its December 2021 meeting to accelerate the pace of tapering. The benchmark 10 year U.S. Treasury rate increased 2 basis points to 1.51% during the quarter, while the difference between the 30 year and 2 year U.S. Treasury rates decreased 60 basis points to 1.17% given expectations of short term interest rate hikes by the Federal Reserve. As of December 31, 2021, the Company's interest rate swaps had a weighted average maturity of 6.0 years. Losses on longer maturity swaps exceeded gains on shorter maturity swaps during the quarter due to the flatter yield curve.
The Company reduced the size of its investment portfolio and borrowings in the fourth quarter of 2021 given an expectation that the Federal Reserve's December 2021 announcement to accelerate the pace of tapering could result in an increase in market volatility and lower valuations on the Company's holdings. Total average earning assets decreased to $8.4 billion in the fourth quarter of 2021 from $8.7 billion in the third quarter of 2021, and total average borrowings decreased to $7.4 billion in the fourth quarter of 2021 from $7.8 billion in the third quarter of 2021.
Average net interest rate margin increased 7 basis points to 2.22% in the fourth quarter of 2021 compared to the third quarter of 2021 due to higher average earning asset yields. Average earning asset yields increased 7 basis points to 2.05% in the fourth quarter of 2021 compared to the third quarter of 2021 primarily due to the Company's rotation into higher yielding Agency RMBS. The Company's Agency RMBS portfolio consisted primarily of 2.0% to 3.5% coupon 30 year fixed-rate securities as of December 31, 2021. Average cost of funds was (0.17)% for the fourth quarter of 2021, unchanged from the third quarter of 2021.
The Company's debt-to-equity ratio was 5.0x as of December 31, 2021 compared to 5.4x as of September 30, 2021, and its economic debt-to-equity ratio was 6.2x as of December 31, 2021 compared to 6.5x as of September 30, 2021. The Company reduced leverage in the fourth quarter of 2021 compared to the third quarter of 2021 given the announcement by the Federal Reserve to accelerate the pace of tapering.
Total expenses for the fourth quarter of 2021 were approximately $7.2 million compared to $7.6 million in the third quarter of 2021. The ratio of annualized total expenses to average stockholders' equity(1) decreased to 2.20% in the fourth quarter of 2021 from 2.32% in the third quarter of 2021 due to lower expenses and a higher average stockholders' equity base. The Company sold 18.1 million shares of common stock for net proceeds of $55.1 million during the fourth quarter of 2021 through its at-the-market program.
As previously announced on December 27, 2021, the Company declared a common stock dividend of $0.09 per share paid on January 27, 2022 to its stockholders of record as of January 11, 2022. The Company declared the following dividends on February 16, 2022: a Series B Preferred Stock dividend of $0.4844 per share and a Series C Preferred Stock dividend of $0.46875 per share payable on March 28, 2022 to its stockholders of record on March 5, 2022.

(1) The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, February 18, 2022, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 4, 2022 by calling:

866-360-3306 (North America) or 1-203-369-0161 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(unaudited)	(unaudited)	(unaudited)
Interest income
Mortgage-backed and credit risk transfer securities	42,331	42,657	35,329	167,056	277,400
Commercial and other loans	525	525	529	2,146	2,766
Total interest income	42,856	43,182	35,858	169,202	280,166
Interest expense
Repurchase agreements (1)	(3,181)	(3,272)	(2,452)	(11,290)	73,607
Secured loans	—	—	—	—	8,655
Total interest expense	(3,181)	(3,272)	(2,452)	(11,290)	82,262
Net interest income	46,037	46,454	38,310	180,492	197,904

Other income (loss)
Gain (loss) on investments, net	(90,442)	(16,830)	34,805	(366,509)	(961,938)
(Increase) decrease in provision for credit losses	—	—	(1,768)	1,768	(1,768)
Equity in earnings (losses) of unconsolidated ventures	289	344	343	870	1,163
Gain (loss) on derivative instruments, net	(13,348)	35,282	57,186	122,611	(851,050)
Realized and unrealized credit derivative income (loss), net	—	—	—	—	(35,312)
Net gain (loss) on extinguishment of debt	—	—	(2)	—	14,742
Other investment income (loss), net	—	1	201	1	2,137
Total other income (loss)	(103,501)	18,797	90,765	(241,259)	(1,832,026)
Expenses
Management fee – related party	5,309	5,432	4,510	21,080	29,367
General and administrative	1,874	2,139	1,852	8,153	10,863
Total expenses	7,183	7,571	6,362	29,233	40,230
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(64,647)	57,680	122,713	(90,000)	(1,674,352)
Dividends to preferred stockholders	8,394	8,394	11,106	37,795	44,426
Issuance and redemption costs of redeemed preferred stock	—	—	—	4,682	—
Net income (loss) attributable to common stockholders	(73,041)	49,286	111,607	(132,477)	(1,718,778)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.23)	0.17	0.59	(0.48)	(9.89)
Diluted	(0.23)	0.17	0.59	(0.48)	(9.89)
(1)Periods with negative interest expense on repurchase agreements are due to amortization of net deferred gains on de-designated interest rate swaps that exceeds current period interest expense on repurchase agreements. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
$ in thousands	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	(64,647)	57,680	122,713	(90,000)	(1,674,352)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(907)	(473)	(6,352)	756	(223,416)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	—	—	(3,184)	—	13,940
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	—	—	1,768	—	1,768
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,602)	(5,601)	(5,981)	(22,000)	(23,794)
Currency translation adjustments on investment in unconsolidated venture	(239)	187	655	(75)	1,144
Total other comprehensive income (loss)	(6,748)	(5,887)	(13,094)	(21,319)	(230,358)
Comprehensive income (loss)	(71,395)	51,793	109,619	(111,319)	(1,904,710)
Less: Dividends to preferred stockholders	(8,394)	(8,394)	(11,106)	(37,795)	(44,426)
Less: Issuance and redemption costs of redeemed preferred stock	—	—	—	(4,682)	—
Comprehensive income (loss) attributable to common stockholders	(79,789)	43,399	98,513	(153,796)	(1,949,136)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2021	December 31, 2020
$ in thousands, except share amounts
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $7,326,175 and $7,614,935, respectively; net of allowance for credit losses of $1,768 as of December 31, 2020)	7,804,259	8,172,182
Cash and cash equivalents	357,134	148,011
Restricted cash	219,918	244,573
Due from counterparties	7,985	1,078
Investment related receivable	16,766	15,840
Derivative assets, at fair value	270	10,004
Other assets	37,509	41,163
Total assets	8,443,841	8,632,851
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	6,987,834	7,228,699
Derivative liabilities, at fair value	14,356	6,344
Dividends payable	29,689	18,970
Investment related payable	—	274
Accrued interest payable	1,171	823
Collateral held payable	280	3,546
Accounts payable and accrued expenses	1,887	1,448
Due to affiliate	6,489	5,589
Total liabilities	7,041,706	7,265,693
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: no shares and 5,600,000 shares issued and outstanding, respectively ($140,000 aggregate liquidation preference as of December 31, 2020)	—	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 329,874,780 and 203,222,108 shares issued and outstanding, respectively	3,299	2,032
Additional paid in capital	3,816,406	3,387,552
Accumulated other comprehensive income	37,286	58,605
Retained earnings (distributions in excess of earnings)	(2,882,824)	(2,644,355)
Total stockholders’ equity	1,402,135	1,367,158
Total liabilities and stockholders' equity	8,443,841	8,632,851
(1)See Note 14 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest income (and by calculation, effective yield)	Total interest income (and by calculation, earning asset yields)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The Company is not presenting earnings available for distribution for the year ended December 31, 2020 because earnings available for distribution excluded the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, earnings available for distribution for the year ended December 31, 2020 was not indicative of the reduced earnings potential of the Company's current investment portfolio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and net (gain) loss on extinguishment of debt.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views

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earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.
Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	(73,041)	49,286	111,607	(132,477)
Adjustments:
(Gain) loss on investments, net	90,442	16,830	(34,805)	366,509
Realized (gain) loss on derivative instruments, net (1)	8,239	(38,093)	(64,859)	(156,157)
Unrealized (gain) loss on derivative instruments, net (1)	2,602	(1,364)	4,351	17,743
TBA dollar roll income (2)	10,517	9,316	8,367	40,058
(Gain) loss on foreign currency transactions, net (3)	—	(1)	(65)	(1)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,602)	(5,601)	(5,981)	(22,000)
Net (gain) loss on extinguishment of debt	—	—	2	—
Subtotal	106,198	(18,913)	(92,990)	246,152
Earnings available for distribution	33,157	30,373	18,617	113,675
Basic income (loss) per common share	(0.23)	0.17	0.59	(0.48)
Earnings available for distribution per common share (5)	0.10	0.10	0.10	0.41

(1) U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
$ in thousands
Realized gain (loss) on derivative instruments, net	(8,239)	38,093	64,859	156,157
Unrealized gain (loss) on derivative instruments, net	(2,602)	1,364	(4,351)	(17,743)
Contractual net interest income (expense) on interest rate swaps	(2,507)	(4,175)	(3,322)	(15,803)
Gain (loss) on derivative instruments, net	(13,348)	35,282	57,186	122,611

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's consolidated statements of operations.

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(3)     Gain (loss) on foreign currency transactions, net is included in other investment income (loss) net on the consolidated statements of operations.

(4)    U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
$ in thousands
Interest expense on repurchase agreement borrowings	2,421	2,329	3,529	10,710
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,602)	(5,601)	(5,981)	(22,000)
Repurchase agreements interest expense	(3,181)	(3,272)	(2,452)	(11,290)

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution:

	Three Months Ended			Year Ended
$ in thousands	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021
Effective net interest income (1)	37,928	36,678	29,007	142,689
TBA dollar roll income	10,517	9,316	8,367	40,058
Dividend income	—	—	136	—
Equity in earnings (losses) of unconsolidated ventures	289	344	343	870
(Increase) decrease in provision for credit losses	—	—	(1,768)	1,768
Total expenses	(7,183)	(7,571)	(6,362)	(29,233)
Subtotal	41,551	38,767	29,723	156,152
Dividends to preferred stockholders	(8,394)	(8,394)	(11,106)	(37,795)
Issuance and redemption costs of redeemed preferred stock	—	—	—	(4,682)
Earnings available for distribution	33,157	30,373	18,617	113,675
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.
Effective Interest Income/Effective Yield/Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
Prior to 2021, the Company calculated effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net. The Company included its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest was not accounted for consistently under U.S. GAAP. The Company accounted for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option was recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments was recorded as realized and unrealized credit derivative income (loss). The Company added back GSE CRT embedded derivative coupon interest to its total interest income because the Company considered GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument. Effective interest income and effective yield were equal to total interest income and yield, respectively, for all periods presented in 2021 and for the three months ended December 31, 2020 because the Company sold all of its GSE CRTs that were accounted for as hybrid financial instruments prior to the fourth quarter of 2020.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against

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increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net; amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest income to effective interest income and yield to effective yield for the years ended December 31, 2021 and 2020. The Company is not presenting reconciliations for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020 because effective interest income and effective yield were equal to total interest income and yield for these periods.

	Years Ended December 31,
	2021		2020
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	169,202	1.92%	280,166	3.55%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	6,323	0.08%
Effective interest income	169,202	1.92%	286,489	3.63%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	December 31, 2021		September 30, 2021		December 31, 2020
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(3,181)	(0.17)%	(3,272)	(0.17)%	(2,452)	(0.14)%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,602	0.30%	5,601	0.29%	5,981	0.35%
Add: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	2,507	0.13%	4,175	0.21%	3,322	0.19%
Effective interest expense	4,928	0.26%	6,504	0.33%	6,851	0.40%

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	Years Ended December 31,
	2021		2020
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(11,290)	(0.14)%	82,262	1.19%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	22,000	0.28%	23,794	0.34%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	15,803	0.20%	(8,047)	(0.12)%
Effective interest expense	26,513	0.34%	98,009	1.41%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	December 31, 2021		September 30, 2021		December 31, 2020
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	46,037	2.22%	46,454	2.15%	38,310	2.00%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,602)	(0.30)%	(5,601)	(0.29)%	(5,981)	(0.35)%
Less: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(2,507)	(0.13)%	(4,175)	(0.21)%	(3,322)	(0.19)%
Effective net interest income	37,928	1.79%	36,678	1.65%	29,007	1.46%

	Years Ended December 31,
	2021		2020
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	180,492	2.06%	197,904	2.36%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(22,000)	(0.28)%	(23,794)	(0.34)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	6,323	0.08%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(15,803)	(0.20)%	8,047	0.12%
Effective net interest income	142,689	1.58%	188,480	2.22%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of December 31, 2021 and September 30, 2021. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
December 31, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	7,732,281	71,978	7,804,259
Cash and cash equivalents (2)	357,134	—	357,134
Restricted cash (3)	219,918	—	219,918
Derivative assets, at fair value (3)	—	270	270
Other assets	25,728	36,532	62,260
Total assets	8,335,061	108,780	8,443,841

Repurchase agreements	6,987,834	—	6,987,834
Derivative liabilities, at fair value (3)	14,356	—	14,356
Other liabilities	35,596	3,920	39,516
Total liabilities	7,037,786	3,920	7,041,706

Total stockholders' equity (allocated)	1,297,275	104,860	1,402,135
Debt-to-equity ratio (4)	5.4	—	5.0
Economic debt-to-equity ratio (5)	6.6	—	6.2
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of repurchase agreements and TBAs at implied cost basis ($1.6 billion as of December 31, 2021) to total stockholders' equity.

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September 30, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	8,755,012	72,990	8,828,002
Cash and cash equivalents (2)	189,528	—	189,528
Restricted cash (3)	296,721	—	296,721
Derivative assets, at fair value (3)	—	190	190
Other assets	29,551	35,256	64,807
Total assets	9,270,812	108,436	9,379,248

Repurchase agreements	7,873,798	—	7,873,798
Derivative liabilities, at fair value (3)	11,631	40	11,671
Other liabilities	34,406	3,002	37,408
Total liabilities	7,919,835	3,042	7,922,877

Total stockholders' equity (allocated)	1,350,977	105,394	1,456,371
Debt-to-equity ratio (4)	5.8	—	5.4
Economic debt-to-equity ratio (5)	7.0	—	6.5
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.6 billion as of September 30, 2021) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Years Ended
$ in thousands	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Average earning assets (1)	8,371,280	8,713,515	7,697,029	8,808,105	7,895,394
Average earning asset yields (2)	2.05%	1.98%	1.86%	1.92%	3.55%

Average borrowings (3)	7,441,461	7,846,240	6,879,929	7,892,617	6,926,790
Average cost of funds (4)	(0.17)%	(0.17)%	(0.14)%	(0.14)%	1.19%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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